SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2003
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                           FLEXSTEEL INDUSTRIES, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                       MINNESOTA 000-05151 42-0442319
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           (State or Other Jurisdiction (Commission (I.R.S. Employer
             of Incorporation) File Number) Identification Number)



                  3400 Jackson Street Dubuque, Iowa 52004-0877
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              (Address of Principal Executive Offices) (Zip Code)


                        Registrant's telephone number,
                             including area code:
                                 (563) 556-7730
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This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by Flexsteel Industries, Inc. with the Commission on October 2, 2003 ("Original Report") to correct certain typographical errors in Item 2 of the Original Report. Item 2 of the Original Report is hereby amended and restated in its entirety as follows:

Item 2. Acquisition or Disposition of Assets.

         On September 17, 2003, the initial offering period for the tender offer by Flexsteel Industries, Inc., a Minnesota corporation ("Flexsteel"), through its wholly owned subsidiary, Churchill Acquisition Corp., a Delaware corporation, for all of the outstanding shares of common stock of DMI Furniture, Inc., a Delaware corporation ("DMI"), for $3.30 in cash per share, expired. The tender offer was made pursuant to an Agreement and Plan of Merger, by and among Flexsteel, Churchill Acquisition Corp. and DMI, dated as of August 12, 2003 (the "Merger Agreement"). A copy of the Merger Agreement is filed as
Exhibit 2.1 to this Current Report. The details of the tender offer were disclosed in a Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on August 20, 2003 and subsequently amended. On September 18, 2003, Churchill Acquisition Corp. accepted all validly tendered shares and commenced a subsequent offering period to acquire any remaining shares of DMI common stock. The subsequent offering period expired on October 1, 2003. Churchill Acquisition Corp. acquired a total of 4,737,372 shares of DMI common stock, representing approximately 93.6% of the outstanding shares, pursuant to the tender offer.

         On October 1, 2003, Flexsteel completed a short-form merger of Churchill Acquisition Corp. with and into DMI. As a result of the merger, all remaining stockholders of DMI will receive $3.30 per share in cash, without interest, other than stockholders who properly exercise dissenters' rights under applicable state law.

         Approximately $17 million was required to purchase all of the outstanding shares of DMI common stock pursuant to the tender offer and the merger. Flexsteel used generally available corporate funds to provide Churchill Acquisition Corp. with all funds used by it for the acquisition of DMI.

         DMI is a Louisville, Kentucky based vertically integrated manufacturer, importer, and marketer of residential and commercial office furniture with four manufacturing plants and warehouses in Indiana and manufacturing sources in Asia and South America. Flexsteel currently intends to devote the DMI assets to the continuation of the business operations of DMI, substantially as they were conducted prior to the completion of the merger.



                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FLEXSTEEL INDUSTRIES, INC.
                                                        (Registrant)

                                                 /s/Timothy E. Hall
October 2, 2003                                  _________________________
                                                 Timothy E. Hall
                                                 Treasurer